Exhibit 99.1

August 4, 2022

Fellow Shareholders:

As you are well aware, we are living in a fundamentally changed financial environment, where the cost of capital is increasing. As a result, we believe the market’s appetite for profitable growth is clear. As we refine and adjust our business to reflect the changes in today’s macroeconomic environment, we are confident that Fubo’s model will prove to be both resilient and profitable. We intend to demonstrate, as we have done over the past several quarters, the inherent leverage in our model and our ability to achieve our long-term goal of positive free cash flow in 2025.

We see meaningful opportunities to continue to reduce internal costs as well as to drive improvement of content-related unit economics. We are continuing to work towards materially growing our high- margin advertising revenue. We believe in this economic environment that cord cutting will only increase and that Fubo will continue to benefit from this accelerating trend.

We continue to believe that an integrated wagering platform, offering both live video and a sportsbook, will result in the best viewing and gaming experience for consumers. However, as we have evaluated how best to scale these capabilities in today’s market, we have concluded that we will no longer pursue this opportunity on our own. Accordingly, our interactive wagering business is under strategic review. We are in internal and external discussions to determine the best path forward for Fubo’s gaming business and look forward to sharing more information.

Against the backdrop of our continued focus on reducing our cash burn, FuboTV posted strong revenue growth in the second quarter, with North American subscription revenue growth of 70% year- over-year. In addition, ad revenue grew 32% year-over-year. With $378.8 million in cash and short- term investments at quarter-end, we have a healthy liquidity position and achieved a sequential improvement in Adjusted Contribution Margin, Operating Cash Flow and Adjusted EBITDA (AEBITDA). We expect continued improvement in both Q3 and Q4 2022.

We continue to believe that our diversified content mix, aggregated and presented through a customized and interactive streaming experience, is the future of TV and the key to capturing mindshare and market share. In a category where media and tech companies continue to spend billions of dollars on premium shows and movies, and with the continued proliferation of proprietary streaming services, no longer does any individual streaming service possess “must have” status. As consumers become more selective in their choice of streaming services, they are looking for a solution to cut through the onslaught of programming.

Our platform is uniquely positioned to address this unmet consumer need. As we alluded last quarter, we have started to enact a series of strategies designed to capture this massive opportunity while driving the operating leverage inherent in our business. These tactics are designed to strengthen monetization, including increasing take-rate of higher-ARPU products among new subscribers, and the migration of lower-ARPU subscribers to higher-ARPU bundles. We are starting to see the early signs of progress across these initiatives and expect that to continue through the second half of the year and into 2023.

While we ended the second quarter with double-digit year-over-year growth in North America streaming subscribers, our subscriber count came under pressure primarily due to underperformance of specific sports content during a typically low-growth part of the year. We believe we will finish the third quarter with a record number of subscribers as we enter the sports-heavy second half of the year.

In Rest of World (ROW) streaming, we ended the quarter ahead of expectations with approximately 347,000 total paid subscribers and $5.8 million in total revenue. Our Molotov integration is going well, and we reiterate that the unification of our technology platforms is expected to result in approximately $75 million of cost synergies between 2022 and 2025. As we track towards our technology-driven cost synergy goals, we are also pleased to note that ROW subscriber growth and cash flow has trended ahead of our expectations.

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Q2 2022 Results and Q3 Forecast

Summary Financials (millions) (GLOBAL)	2Q21	2Q22	2Q22 YoY %
	As-Reported	As-Reported
Revenue	$130.9	$221.9	+70%
Total Operating Expenses	$211.9	$334.4	+58%
Net Loss	$-94.9	$-116.3	-22%
Net Loss Margin	-72.5%	-52.4%	+2,013 bps
Adjusted EBITDA	$-47.4	$-79.1	-67%
Adjusted EBITDA Margin	-36.2%	-35.7%	+55 bps

Key Operating Metrics (NORTH AMERICA STREAMING)	2Q21	2Q22	2Q22 YoY %
	As-reported	As-reported
Subscribers (thousands)	673	947	+41%
Revenue ($ in millions)	$130.8	$216.2	+65%
Subscription ARPU	$63.53	$64.51	+2%
Advertising ARPU	$8.82	$7.25	-18%
Adjusted Contribution Margin %	8.2%	2.2%	-603 bps

Key Operating Metrics (REST OF WORLD STREAMING)	2Q21	2Q22	2Q22 YoY %
	Adjusted	As-reported
Subscribers (thousands)	151	347	+130%
Revenue ($ in millions)	$3.3	$5.8	+75%
Total ARPU	$7.78	$5.97	-23%
Adjusted Contribution Margin %	-87.5%	19.1%	+10,668 bps

Guidance (NA)	3Q22	FY22
Revenue ($ in millions)	$200-$205	$910-$930
Subscribers (thousands)	1,135-1,155	1,330-1,350

Guidance (ROW)	3Q22	FY22
Revenue ($ in millions)	$5-$6	$20-$25
Subscribers (thousands)	340-360	340-360

Net loss in the second quarter was $116.3 million. This includes a $10.7 million goodwill impairment charge associated with our gaming segment attributed to the decline in our market capitalization. We had a second quarter 2022 earnings per share (EPS) loss of $0.63, inclusive of a non-cash impairment charge of $0.06, $0.05 impact from operating expenses incurred for our wagering business, and $0.04 associated with the Molotov business acquired in 4Q21, compared to a loss of $0.68 in the second quarter of 2021. Adjusted EPS in the second quarter of 2022 was a loss of $0.45. Adjusted EPS excludes the impact of the non-cash impairment charge, stock-based compensation, the re-measurement of warrant liabilities, and the amortization of intangibles, amortization of debt discount and other non-cash items1.

We ended the quarter with $378.8 million of cash and short-term investments. We remain highly disciplined in the management of our capital structure to afford FuboTV the financial flexibility and optionality to fund measured and disciplined growth initiatives.

Operating cash flow in the quarter was negative $91.3 million, including $7.7 million operating cash outflow associated with the wagering business. This represented a $35.3 sequential reduction in operating cash flow. As of June 30, 2022, FuboTV had 185,293,067 shares of common stock issued and outstanding.

1 Refer to the reconciliations of GAAP Net Loss to Non-GAAP Adjusted Net Loss in the non-GAAP information in the tables. Adjusted EPS represents Adjusted Net Loss divided by the number of weighted average shares outstanding for the applicable period.

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Operational Highlights

Note: To allow a more meaningful assessment of the operational advancements in the business, the metrics reported in this “Operational Highlights” section refer to our North America streaming business.

Ad Sales

FuboTV achieved ad revenue of $21.7 million, an increase of 32% versus Q2 2021. We remain bullish on the long-term growth of CTV advertising and continue to see increased spend from our key advertisers. However, we note that macroeconomic uncertainty, inflation and other factors are creating somewhat less visibility in ad budgets for the balance of the year.

Ad ARPU softened year-over-year due to macro factors and compounded by scalability issues related to our technology stack. That said, we see this as temporary and remain confident in ad ARPU expansion in the second half of the year, as our work to reaccelerate ad ARPU growth comes to fruition. For example, we are actively deploying updated technology to more effectively monetize our inventory and by introducing new ad serving systems that enable us to better optimize key metrics.

Content Strategy

We continue to balance the aggregation of the best sports and entertainment content with vigilance around content costs in support of expanding unit economics.

We are focused on growing ad revenue and expanding our entertainment programming with minimal incremental content costs. Adding more free ad-supported television channels, or FAST channels, to fubo, is an important component of our strategy. During the quarter, we added 21 FAST channels for a current total of 40 FAST channels in our lineup. We are pacing well against our plan to offer approximately 100 FAST channels by the end of the year. As of now, FAST channels represent a single digit percentage of both viewing and ad revenue; however, we expect both of these metrics to grow in the coming quarters and help drive long term ad ARPU expansion.

We also expanded our market-leading Latino offering with the renewal of UnivisionTelevisa’s networks. We are delighted to continue our partnership with the world’s leading Spanish-language media company to bring their popular content to fubo customers at a reasonable cost. The renewal coincided with the start of the Liga MX soccer season, which has historically been a strong acquisition driver to our Latino channel package.

Additionally, we launched Hemisphere Media Group’s Pantaya Spanish-language content as a premium add-on to build attachment sales and upsells, which we expect will aid in our drive to positive AEBITDA. Indeed, as noted last quarter, content attachments are also another important lever to drive healthy contribution margin.

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Interactivity

We believe the future of television will be interactive, and that future starts now with Fubo. Our differentiated offering is intended to provide consumers with the greatest breadth of premium content through a custom and personalized viewing experience optimized for sports viewership.

Fubo Sportsbook

Our Fubo Sportsbook, currently live in Arizona and Iowa, is distinct as the only owned-and-operated app in the U.S. that syncs live sports viewing and wagering in a single ecosystem. We continue to progress on our rollout of Fubo Sportsbook. We recently submitted our Fubo Sportsbook mobile app to the New Jersey Division of Gaming Enforcement and expect to be approved in time for the 2022 football season. In addition to New Jersey, we expect to launch an additional market in the ensuing weeks.

While our disciplined sportsbook progress continues, in light of a rapidly-evolving macro-economic environment, we believe it is important to be even more capital efficient than originally scoped. We are taking steps to de-risk our business and have made the decision to no longer go down the wagering path independently. As a result, we’re evaluating strategic opportunities for our wagering business.

Free Games

During the quarter, we launched a first-of-its-kind gaming experience that integrates free pick’em games on FuboTV with seamless access to Fubo Sportsbook - all within the single Fubo ecosystem. Pick’ems offer Fubo subscribers a fun way to interact with sports content, earn points and engage with their friends and the FuboTV community for the chance to work their way up leaderboards. Once in the pick’em experience, customers in states where Fubo Sportsbook is live can also scan a QR code to access Fubo Sportsbook where they can place real-money wagers aligned with their picks. This marks the latest intersection of our TV and sportsbook.

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Through these proprietary interactive experiences, which we have proudly built in-house, our goal is to turn passive TV viewers into active participants that are engaged through multiple Fubo products. This distinguishes us as an aggregator and gateway to TV relative to standalone studio-operated SVOD/AVOD services. Furthermore, over time, we believe this will expand ARPU and drive engagement and retention as users experience the breadth and depth of our platform.

A Unified Tech Platform

Following last year’s acquisition of Molotov, France’s leading live TV streaming service, our respective teams have been working hard to leverage the many technology synergies to create one robust global platform. As previously announced, we expect these synergies to generate approximately $75 million in cost savings over the next three years.

We believe that a unified global platform, where our apps are built on the same back-end technology, will provide a number of new critical capabilities that neither Fubo nor Molotov have today, thus leading to faster product development and a higher quality user experience. This platform is also intended to allow us to leverage a global technical talent pool, and enable us to launch the FuboTV product in additional international markets with minimal incremental costs.

Guidance

North America Streaming

Our Q3 2022 guidance projects 1,135,000 - 1,155,000 subscribers, representing 22% year-over-year growth at the midpoint, and revenue of $200 - $205 million, representing 29% year-over-year growth at the midpoint.

On a full-year basis we are updating our previous guidance, including revenue of $910 - $930 million, representing 45% year-over-year growth at the midpoint. We are also guiding to total year-end subscribers of 1,330,000 - 1,350,000, representing 19% year-over-year growth at the midpoint. This compares to our prior full-year revenue guidance of $1,020 - $1,030 million and subscriber guidance of 1,465,000 - 1,475,000. This downward revision of our previous full-year guidance takes into account the impact of our subscriber shortfall in the second quarter as well as additional conservatism in our subscriber outlook based on the changing macro environment, while the revenue guidance also reflects the expected pace of subscriber growth within the third quarter and throughout the remainder of the year.

Note that this guidance does not include any projected revenues from online sports wagering.

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ROW Streaming

We are guiding to Q3 2022 revenue of $5.0 - $6.0 million and subscribers of 340,000 - 360,000.

On a full-year basis, we are increasing our previous guidance to revenue of $20 - $25 million and total year-end subscribers of 340,000 - 360,000. This compares to our prior full-year revenue guidance of $20-$25 million and total year-end subscribers of 300,000 - 310,000.

Please note that above guidance for North America streaming and ROW streaming reflects our internal forecasts as of today. As a result of, among other things, the current macroeconomic environment, our actual operating results may differ significantly from our guidance.

Conclusion

The second quarter was marked by double-digit year-over-year growth in North America across several of our KPIs: subscribers, total revenue and ad revenue. Notably, our Rest of World streaming business exceeded revenue and subscriber expectations. As sports is a seasonal business, we again expect to see growth in the second half of 2022 as the live sports calendar enters its busiest period.

Our balance sheet remains solid, and we were pleased to see improvements in our AEBITDA margins in the second quarter as we anticipate a return to growth in the second half of the year.

We remain steadfast in the aggregated streaming model and our mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity. We continue to make strides toward our goal of positive cash flow and AEBITDA targets in 2025 and look forward to outlining our strategic plan, key initiatives and long-term financial targets at our first Investor Day on August 16, 2022.

Sincerely,

David Gandler, co-founder and CEO	Edgar Bronfman Jr., executive chairman

Q2 2022 Earnings Live Conference Call

FuboTV CEO David Gandler and CFO John Janedis will host a live conference call today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live call will be available on the Events page of FuboTV’s investor relations website. An archived replay will be available on FuboTV’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

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Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

FuboTV intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 that will be filed with the SEC.

About FuboTV

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. FuboTV Inc. operates in the U.S., Canada, France and Spain.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, FuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. The company’s sports-first cable TV replacement product, FuboTV, offers U.S. subscribers more than 100 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can interact with FuboTV’s live streaming experience through Fubo Sportsbook (in markets where available), free games and pick’ems, which are integrated into select sports content.

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (“FuboTV”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Molotov acquisition, expected synergies of the technology platforms, our financial condition, anticipated financial performance, including quarterly and annual guidance and cash flow and Adjusted EBITDA targets, market opportunity, expectations regarding growth and profitability, future plans regarding subscription levels, business strategy and plans, the continued shift in consumer behavior and our strategic plans regarding Fubo Sportsbook. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that FuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to FuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks related to diverting management’s attention from FuboTV’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the strategic review of our wagering business, including our ability to identify a strategic partner; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on May 10, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent FuboTV’s views as of the date of this letter. FuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FuboTV’s views as of any date subsequent to the date of this letter.

(FuboTV Inc. Financial Statements begin on the following pages)

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fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts)

	For the Three Months Ended
	June 30,
	2022	2021
	Unaudited	Unaudited
Revenues
Subscriptions	$199,943	$114,368
Advertising	22,020	16,466
Wagering	(182)	-
Other	109	50
Total revenues	221,890	130,884
Operating expenses
Subscriber related expenses	218,900	120,500
Broadcasting and transmission	17,157	12,395
Sales and marketing	30,789	21,514
Technology and development	20,923	20,001
General and administrative	27,445	28,293
Depreciation and amortization	8,519	9,247
Impairment on goodwill	10,682	-
Total operating expenses	334,415	211,950
Operating loss	(112,525)	(81,066)

Other income (expense)
Interest expense and financing costs	(3,680)	(4,175)
Amortization of debt discount	(619)	(4,043)
Loss on extinguishment of debt	-	(380)
Change in fair value of warrant liabilities	-	(6,019)
Other income (expense)	195	-
Total other income (expense)	(4,104)	(14,617)
Loss before income taxes	(116,629)	(95,683)
Income tax benefit (provision)	355	753
Net loss	(116,274)	(94,930)
Less: net loss attributable to non-controlling interest	150	15
Net loss attributable to common stockholders	$(116,124)	$(94,915)

Other comprehensive income (loss)
Foreign currency translation adjustment	(844)	-
Comprehensive loss	$(116,968)	$(94,915)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.63)	$(0.68)
Weighted average shares outstanding:
Basic and diluted	185,103,005	140,596,001

Stock-based compensation was allocated as follows:
Subscriber related expenses	36	16
Sales and marketing	4,253	790
Technology and development	2,905	8,551
General and administrative	7,015	15,074
Total stock-based compensation	14,209	24,431

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fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2022	2021
	Unaudited	Unaudited
ASSETS
Cash and cash equivalents	$272,671	$374,294
Cash reserved for users	724	579
Short-term investments	100,000	-
Accounts receivable, net	31,730	34,308
Prepaid and other current assets	41,460	19,324
Total current assets	446,585	428,505

Property and equipment, net	6,992	6,817
Restricted cash	6,138	5,112
Intangible assets, net	198,684	218,186
Goodwill	616,277	630,269
Right-of-use assets	39,880	37,755
Other non-current assets	47,399	43,134
Total assets	$1,361,955	$1,369,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	53,099	56,460
Accrued expenses and other current liabilities	210,980	219,579
Notes payable	5,393	5,113
Deferred revenue	42,297	44,296
Warrant liabilities	-	3,548
Long-term borrowings - current portion	2,139	3,668
Current portion of lease liabilities	5,993	4,633
Total current liabilities	319,901	337,297

Convertible notes, net of discount	392,837	316,354
Deferred income taxes	1,671	2,431
Lease liabilities	37,215	34,129
Other long-term liabilities	8,567	8,686
Total liabilities	760,191	698,897

Redeemable non-controlling interest	1,630	-

Stockholders’ equity:
Common stock par value $0.0001: 400,000,000 shares authorized; 185,293,067 and 153,950,895 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	19	16
Additional paid-in capital	1,867,924	1,691,206
Accumulated deficit	(1,253,459)	(1,009,293)
Non-controlling interest	(11,463)	(11,220)
Accumulated other comprehensive income (loss)	(2,887)	172

Total stockholders’ equity	600,134	670,881
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,361,955	$1,369,778

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fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended
	June 30,
	2022	2021
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(257,091)	$(165,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,981	18,456
Amortization of gaming licenses and market access fees	1,858	-
Stock-based compensation	33,658	33,805
Impairment on goodwill	10,682	-
Amortization of debt discount	1,219	6,555
Loss on extinguishment of debt	-	380
Deferred income tax benefit	(758)	(1,218)
Change in fair value of warrant liabilities	1,701	6,604
Amortization of right-of-use assets	2,112	624
Other adjustments	653	245
Changes in operating assets and liabilities of business, net of acquisitions:
Cash reserved for users	(145)	-
Accounts receivable, net	2,476	(3,413)
Prepaid expenses and other assets	(23,662)	(5,583)
Accounts payable	(2,294)	1,390
Accrued expenses and other liabilities	(6,469)	13,233
Deferred revenue	(1,962)	7,068
Lease liabilities	209	(454)
Net cash used in operating activities	(217,832)	(87,424)

Cash flows from investing activities
Cash paid for acquisition	-	(1,740)
Purchases of short term investments	(100,000)	-
Purchases of property and equipment	(1,055)	(2,138)
Capitalization of internal use software	(1,949)	-
Purchase of intangible assets - gaming	(700)	-
Payments for market access and license fee deposits	(3,462)	(1,300)
Net cash used in investing activities	(107,166)	(5,178)

Cash flows from financing activities
Proceeds from the issuance of common stock / At-the-market offering, net of offering costs	220,188	-
Proceeds from convertible note, net of issuance costs	-	389,946
Proceeds from exercise of stock options	572	1,976
Proceeds from the exercise of common stock warrants	5,000	1,312
Repayments of notes payable and long-term borrowings	(1,359)	(24,709)
Net cash provided by financing activities	224,401	368,525

Net increase in cash, cash equivalents and restricted cash	(100,597)	275,923
Cash, cash equivalents and restricted cash at beginning of period	379,406	136,221
Cash, cash equivalents and restricted cash at end of period	$278,809	$412,144

Supplemental disclosure of cash flows information:
Interest paid	6,639	432

Non cash financing and investing activities:
Conversion of Series AA preferred stock to common stock	-	406,665
Issuance of treasury stock in connection with acquisitions	-	8,538
Reclassification of the equity components of the 2026 Convertible Notes to liability upon adoption of ASU 2020-06	75,264	-
Cashless exercise of warrants	5,249	14,991

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Key Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Total subscribers that have completed registration with fuboTV, have activated a payment method (only reflects one paying user per plan), from which fuboTV has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Attachments

Attachments are incremental add-ons sold on top of the base subscription.

Subscriber Acquisition Cost (SAC)

Subscriber Acquisition Cost (SAC) reflects total GAAP sales and marketing expenses less headcount related to sales and marketing spend for a given period divided by Gross Paid Subscriber Additions for the same period.

Monthly Subscription Average Revenue per User (Monthly Sub ARPU)

Sub ARPU (Average Revenue Per User) is a fuboTV measure defined as total subscriber revenue collected in the period divided by the average daily paid subscribers in such period divided by the number of months in the period.

Monthly Advertising Average Revenue per User (Monthly Ad ARPU)

Ad ARPU (Average Revenue Per User) is a fuboTV measure defined as total advertising revenue in the period divided by the average daily paid subscribers in such period divided by the number of months in the period.

Monthly Average Revenue per User (Monthly ARPU)

We believe Monthly Average Revenue Per User (ARPU) is a relevant measure to gauge the revenue received per subscriber on a monthly basis. ARPU is a fuboTV measure defined as total revenue collected in the period (subscriber and advertising revenues excluding other revenues), also known as Platform Bookings, divided by the average daily paid subscribers in such period divided by the number of months in the period.

Average Cost Per User (ACPU)

We believe Monthly Average Cost Per User (ACPU) is a relevant measure to gauge our expenses per subscriber. ACPU reflects COGS per user defined as subscriber related expenses less payment processing for deferred revenue, In-App-Billing (IAB) fees for deferred revenue and other subscriber related expenses in a given period, divided by the average daily subscribers in the period, divided by the number of months in the period.

Adjusted Contribution Margin

We believe Adjusted Contribution Margin (ACM) is a relevant metric to gauge our per-subscriber profitability. ACM is a non-GAAP measure that measures costs against subscriber revenue. ACM is calculated by subtracting ACPU from ARPU.

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Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, impairment of intangibles, other expenses, and one-time non-cash expenses.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by revenue.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Controlling Interest, adjusting for stock-based compensation, change in fair value of warrants, amortization of debt discount, amortization of intangible assets and other non-cash items.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, ARPU, Sub ARPU, Ad ARPU, ACPU, Adjusted Contribution Margin, Adjusted Net Loss and Adjusted EPS are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables reconcile the most directly comparable GAAP financial measure to the non-GAAP financial measure.

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fuboTV Inc.

Reconciliation of Revenue to North America Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to North America Non-GAAP COGS and Adjusted Contribution Margin

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2022	June 30, 2021
	As-Reported	As-Reported
Revenue (GAAP)	$221,890	$130,884
Add (Subtract):
ROW Revenue	(5,842)	(109)
Wagering	182	-
Other Revenue	(109)	(50)
Prior period subscriber deferred revenue	(42,414)	(20,118)
Current period subscriber deferred revenue	41,139	24,419
Non-GAAP North America Platform Bookings	214,846	135,026
Divide:
Average Subscribers	997,979	622,042
Months in Period	3	3
Non-GAAP North America Monthly Average Revenue per User (Monthly ARPU)	$71.76	$72.36

Subscriber Related Expenses (GAAP)	$218,900	$120,500
Add (Subtract):
Payment Processing for Deferred Revenue (current period)	(134)	30
In-App Billing Fees for Deferred Revenue (current period)	(177)	3
Minimum Guarantees and Content Credits	-	4,713
Payment Processing for Deferred Revenue (prior period)	(115)	30
In-App Billing Fees for Deferred Revenue (prior period)	(71)	5
Other Subscriber Related Expenses	(8,289)	(1,371)
Non-GAAP COGS	210,114	123,910
Divide:
Average Subscribers	997,979	622,042
Months in Period	3	3
Non-GAAP North America Monthly Average Cost per User (Monthly ACPU)	$70.18	$66.40

Non-GAAP North America Monthly Average Revenue per User (Monthly ARPU)	$71.76	$72.36
Subtract:
Non-GAAP North America Monthly Average Cost per User (Monthly ACPU)	$70.18	$66.40
Divide:
Non-GAAP North America Monthly Average Revenue per User (Monthly ARPU)	$71.76	$72.36
Non-GAAP North America Adjusted Contribution Margin	2.2%	8.2%

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fuboTV Inc.

Reconciliation of Revenue to ROW Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to ROW Non-GAAP COGS and Adjusted Contribution Margin

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2022	June 30, 2021
	As-Reported	As-Reported
Revenue (GAAP)	$221,890	$130,884
Add (Subtract):
North America Streaming Revenue	(216,230)	(130,775)
Wagering	182	-
Molotov Pre-acquisition Revenue	-	3,574
Non-GAAP ROW Platform Bookings	5,842	3,683
Divide:
Average Subscribers	326,162	157,900
Months in Period	3	3
Non-GAAP ROW Monthly Average Revenue per User (Monthly ARPU)	$5.97	$7.77

Subscriber Related Expenses (GAAP)	$218,900	$120,500
Add (Subtract):
North America Streaming Subscriber Related Expenses	(214,176)	(120,370)
Non-GAAP one-time non-cash operating expenses	-	-
Molotov Pre-acquisition Subscriber Related Expenses	-	6,963
Non-GAAP COGS	4,724	7,093
Divide:
Average Subscribers	326,162	157,900
Months in Period	3	3
Non-GAAP ROW Monthly Average Cost per User (Monthly ACPU)	$4.83	$14.97

Non-GAAP ROW Monthly Average Revenue per User (Monthly ARPU)	$5.97	$7.77
Subtract:
Non-GAAP ROW Monthly Average Cost per User (Monthly ACPU)	$4.83	$14.97
Divide:
Non-GAAP ROW Monthly Average Revenue per User (Monthly ARPU)	$5.97	$7.77
Non-GAAP ROW Adjusted Contribution Margin	19.1%	-92.6%

14

fuboTV Inc.

Reconciliation of Subscription Revenue to North America Non-GAAP Subscription ARPU and Reconciliation of Advertising Revenue to North America Non-GAAP Advertising ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2022	June 30, 2021
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$199,943	$114,368
Add (Subtract):
ROW Revenue	(5,540)	(109)
Prior period subscriber deferred revenue	(42,414)	(20,118)
Current period subscriber deferred revenue	41,139	24,419
Non-GAAP North America Subscription Platform Bookings	193,128	118,560
Divide:
Average Subscribers	997,979	622,042
Months in Period	3	3
Non-GAAP North America Monthly Subscription Average Revenue per User (Monthly Sub ARPU)	$64.51	$63.53

Advertising Revenue (GAAP)	$22,020	$16,466
Add (Subtract):
ROW Revenue	(303)	-
Non-GAAP North America Advertising Revenue	21,717	16,466
Divide:
Average Subscribers	997,979	622,042
Months in Period	3	3
Non-GAAP North America Monthly Advertising Average Revenue per User (Monthly Ad ARPU)	$7.25	$8.82

15

fuboTV Inc.

Reconciliation of Subscription Revenue to ROW Non-GAAP Subscription ARPU and Reconciliation of Advertising Revenue to ROW Non-GAAP Advertising ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2022	June 30, 2021
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$199,943	$114,368
Add (Subtract):
North America Subscription Revenue	(194,404)	(114,259)
Molotov Pre-acquisition Subscription Revenue	-	3,371
Non-GAAP ROW Subscription Platform Bookings	5,539	3,480
Divide:
Average Subscribers	326,162	157,900
Months in Period	3	3
Non-GAAP ROW Monthly Subscription Average Revenue per User (Monthly Sub ARPU)	$5.66	$7.35

Advertising Revenue (GAAP)	$22,020	$16,466
Add (Subtract):
North America Advertising Revenue	(21,717)	(16,466)
Molotov Pre-acquisition Advertising Revenue	-	203
Non-GAAP ROW Advertising Revenue	303	203
Divide:
Average Subscribers	326,162	157,900
Months in Period	3	3
Non-GAAP ROW Monthly Advertising Average Revenue per User (Monthly Ad ARPU)	$0.31	$0.43

16

fuboTV Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2022	June 30, 2021
	As-Reported	As-Reported
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(116,274)	$(94,930)
Depreciation and amortization	8,519	9,247
Impairment of Intangible Assets	10,682	-
Stock-based Compensation	14,209	24,431
Other expense	4,104	14,617
Income tax benefit	(355)	(753)
Adjusted EBITDA	(79,114)	(47,388)

Adjusted EBITDA	(79,114)	(47,388)
Divide:
Revenue	221,890	130,884
Adjusted EBITDA Margin	-35.7%	-36.2%

17

fuboTV Inc.

Reconciliation of Net Loss Attributable to Controlling Interest to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2022	June 30, 2021
	As-Reported	As-Reported
Net loss attributable to common stockholders	$(116,124)	$(94,915)
Stock-based Compensation	14,209	24,431
Other Non-GAAP Adj.*	-	6,019
Amortization of debt discount	619	4,043
Amortization of intangibles	8,098	9,073
Impairment and restructuring charges	10,682	-
Adjusted Net Loss	(82,516)	(51,349)

Weighted average shares outstanding:
Basic and diluted	185,103,005	140,596,001

Adjusted EPS	$(0.45)	$(0.37)

*Includes Change in fair value of warrant liabilities

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# # #

Contacts

Investor Contacts:

Alison Sternberg, fuboTV

asternberg@fubo.tv

JCIR for fuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv

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